UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 8, 2025
KONTOOR BRANDS, INC.

(Exact name of registrant as specified in charter)

North Carolina	001-38854	83-2680248
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
400 N. Elm Street
Greensboro, North Carolina 27401
(Address of principal executive offices)
(336) 332-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, no par value	KTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Second Amended and Restated Credit Agreement
On April 8, 2025 (the “Closing Date”), Kontoor Brands, Inc. (the “Company”), and its wholly owned Swiss-organized subsidiary, Kontoor International Sarl (“Kontoor International”) entered into a Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”) with the several banks and other financial institutions or entities party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Second Amended and Restated Credit Agreement provides for (a) a $700.0 million term loan A facility (the “Tranche A-1 Facility”), $360,000,000 of which will be comprised of delayed draw term loans with the other $340,000,000 comprised of term loans made as of the Closing Date, (b) a $300,000,000 delayed draw term loan A facility (the “Tranche A-2 Facility”) and (c) a $500.0 million revolving credit facility (the “New Revolving Credit Facility” and, together with the Tranche A-1 Facility and the Tranche A-2 Facility, the “New Credit Facilities”). No draws were made under the New Revolving Credit Facility at closing. The proceeds of the delayed draw term loans provided under the Tranche A-1 Facility and Tranche A-2 Facility may be used to fund a portion of the purchase price under the definitive agreement that the Company entered into on February 18, 2025 to acquire the global outdoor and workwear brand Helly Hansen from Canadian Tire Corporation, Limited, as previously described in the Current Report on Form 8-K of the Company originally filed with the Securities and Exchange Commission on February 21, 2025.
The borrowers under the Second Amended and Restated Credit Agreement are the Company and Kontoor International. Additional subsidiary borrowers may be added from time to time on the terms and conditions set forth therein. The obligations of the borrowers are guaranteed by certain direct and indirect domestic subsidiaries of the Company, subject to certain exceptions. All obligations under the New Credit Facilities and the guarantees of those obligations are secured by a perfected first priority security interest in substantially all of such guarantors’ tangible and intangible assets, subject to certain thresholds and limitations set forth in the Second Amended and Restated Credit Agreement and related loan documents.
Borrowings under the Second Amended and Restated Credit Agreement bear interest at a rate per annum equal to the Applicable Margin (as defined therein) plus, at the Company’s option, either (i) a base rate determined by reference to the highest of (1) the NYFRB Rate (as defined in the Second Amended and Restated Credit Agreement) plus 0.50%, (2) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. and (3) the Adjusted Term SOFR Rate (as defined in the Second Amended and Restated Credit Agreement) for a one month interest period as published two U.S. Government Securities Business Days prior to such day (as defined in the Second Amended and Restated Credit Agreement) (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%, or (ii) an interest rate benchmark elected by the applicable borrower based on the currency being borrowed and in accordance with the terms of the Second Amended and Restated Credit Agreement.
Letters of credit are available for issuance under the Second Amended and Restated Credit Agreement on terms and conditions customary for financings of this type, which issuances will reduce availability under the New Revolving Credit Facility.
The term loans under the Tranche A-1 Facility will be repaid in 19 consecutive quarterly installments equal to each lender’s pro rata share multiplied by a multiplier in accordance with the terms of the Second Amended and Restated Credit Agreement (as such payments may be adjusted from time to time as a result of the application of prepayments, extensions and increases in accordance with the Second Amended and Restated Credit Agreement), with the balance of the term loans issued under the Tranche A-1 Facility being payable on April 8, 2030. The New Revolving Credit Facility will also mature on April 8, 2030. The term loans issued under the Tranche A-2 Facility will mature on April 7, 2028.
The New Credit Facilities contain customary mandatory prepayments, including with respect to asset sale proceeds and proceeds from certain incurrences of indebtedness. The New Credit Facilities do not contain a mandatory prepayment with respect to excess cash flow. The Company may voluntarily repay outstanding loans under the New Credit Facilities at any time without premium or penalty, other than customary breakage costs with respect to SOFR, EURIBOR, TIBOR, CORRA or RFR loans (each as further defined and described in the Second Amended and Restated Credit Agreement).
The Second Amended and Restated Credit Agreement contains certain affirmative and negative covenants customary for financings of this type that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness or liens, to dispose of assets, to make certain fundamental changes, to designate subsidiaries as unrestricted, to make certain investments, to prepay certain indebtedness and to pay dividends, or to make other distributions or redemptions/repurchases, in respect of the Company and its subsidiaries’ equity interests. In addition, the Amended and Restated Credit Agreement contains financial covenants which require compliance with (a) a total leverage ratio not to exceed 4.50 to 1.00 as of the last day of any test period, with an allowance for up to two elections to increase the limit to 5.00 to 1.00 in connection with certain material acquisitions, and (b) a consolidated interest coverage ratio as of the last day of any test period to be no less than 3.00 to 1.00. The Second Amended and Restated Credit Agreement also contains events of default customary for financings of this type, including certain customary change of control events.
A copy of the Second Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Second Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amended and Restated Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Second Amended and Restated Credit Agreement, dated as of April 8, 2025, by and among Kontoor Brands, Inc., Kontoor International Sarl, the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.*

104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
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* The schedules and exhibits to this agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONTOOR BRANDS, INC.
Date: April 8, 2025	By:	/s/ Joseph A. Alkire
	Name:	Joseph A. Alkire
	Title:	Executive Vice President and Chief Financial Officer